Exhibit 23.5

Consent of Registered Independent Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Amendment No. 1 of Form S-1 and the related prospectus of our report dated September 29, 2017, of our audit of the financial statements of Global Contract Professionals, Inc., as of and for the years ended December 31, 2016 and 2015. We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ BD & Company

BD & Company, Inc.
Owings Mills, MD
January 9, 2018